Exhibit 23(j)



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 15 to Registration Statement No. 33-23494 of Centennial New York Tax Exempt Trust on Form N-1A of our report dated July 22, 2000, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
October 27, 2000